CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: MMC Energy, Inc.

As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on amendment number 4 to Form SB-2, of our report dated March 5, 2007 relating to the financial statements of MMC Energy, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP Russell Bedford Stefanou Mirchandani LLP

New York, New York
April 4, 2007